Exhibit 99.1

Guardion Health Sciences Announces

-- Financial Results for the Three Months Ended March 31, 2024

-- Institutional Shareholder Services Issues Report Recommending that Institutional Stockholders Vote in Favor of All Proposals at the Upcoming Special Meeting of Stockholders on May 23, 2024

Board of Directors Urges Stockholders to Vote to Approve the Sale of the Company’s Viactiv Brand and Business and Plan of Liquidation and Dissolution

If both proposals are approved, stockholders would receive one or more liquidating cash distributions, which combined are expected to represent a premium over our recent stock price

HOUSTON, TEXAS – May 13, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the three months ended March 31, 2024, as described below.

The Company is also providing an update regarding proposals to be considered at its upcoming Special Meeting of Stockholders. On April 8, 2024, the Company filed a Definitive Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) in order to solicit the approval of the Company’s stockholders of record on April 5, 2024 in connection with the sale of the Viactiv brand and business and the Plan of Liquidation and Dissolution. The Company established May 23, 2024 as the date of the Special Meeting of its Stockholders to vote on these transactions.

Financial highlights for the three months ended March 31, 2024 include the following:

●	Total revenue was $2,999,645 for the three months ended March 31, 2024, as compared to $3,185,689 for the three months ended March 31, 2023, a decrease of $186,044 or 5.8%. Sales of the Viactiv® product line accounted for approximately 97.3% and 97.0% of the Company’s total revenue for the three months ended March 31, 2024 and 2023, respectively.

●	Gross profit was $1,179,000 for the three months ended March 31, 2024, as compared to $1,335,302 for the three months ended March 31, 2023, a decrease of $156,302 or 11.7%.

●	Gross margin for the three months ended March 31, 2024 was 39.3%, as compared to 41.9% for the three months ended March 31, 2023, a decrease of 2.6 percentage points.

●	Total operating expenses for the three months ended March 31, 2024 were $2,732,801, as compared to $2,799,309 for the three months ended March 31, 2023, a decrease of $66,508 or 2.4%.

●	Loss from operations for the three months ended March 31, 2024 was $(1,553,801), as compared to $(1,464,007) for the three months ended March 31, 2023, an increase of $89,794 or 6.1%.

●	Other income (expense) for the three months ended March 31, 2024 was $(3,192,943), as compared to $1,997,098 for the three months ended March 31, 2023, primarily as a result of the non-cash (loss) gain of $(3,268,588) and $1,898,100, respectively, relating to the change in fair value of the warrant derivative liability during such periods.

●	Net loss was $(4,746,744) for the three months ended March 31, 2024, as compared to net income of $533,091 for the three months ended March 31, 2023.

●	The Company had 1,284,156 shares of common stock outstanding on May 13, 2024.

●	Cash used in operations for the three months ended March 31, 2024 was $754,611, as compared to $1,879,210 for the three months ended March 31, 2023.

●	The Company had unrestricted cash and cash equivalents of $5,605,035 as of March 31, 2024.

In addition, during and subsequent to the three months ended March 31, 2024, the Company implemented the following business initiatives:

●	In March 2024, the Company introduced a clinically tested 600mg dose form of the Omega Boost Gel Bites product under the Viactiv brand, which is available on viactiv.com and on the Amazon platform.

●	In April 2024, the Company launched a magnesium citrate soft chew product under the Viactiv brand, which is available on viactiv.com and on the Amazon platform.

●	In March 2024, to support its ocular healthcare business, the Company reformulated and relaunched Lumega-Z as a drink mix powder to appeal to current customers and to attract new customers. Lumega-Z is available on guardionhealth.com.

Recent Developments in 2024

Recommendation of Institutional Shareholder Services (“ISS”)

On May 8, 2024, ISS, a leading provider of corporate governance and responsible investment solutions, market intelligence, fund services, and events and editorial content for institutional investors and corporations, issued a report recommending that the Company’s institutional stockholders vote FOR the transactions described in the Company’s Definitive Proxy Statement, as described below.

Agreement to Sell Activ Nutritional, LLC

On January 30, 2024, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Doctor’s Best Inc., a Delaware corporation, for the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”) for aggregate cash consideration of $17,200,000, of which $1,700,000 was placed in a third-party escrow account pursuant to the terms of the Purchase Agreement. Doctor’s Best Inc. is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company (“XKDW”), which is publicly listed on the Shenzhen Stock Exchange.

The sale of Activ is conditioned upon receiving majority approval from the Company’s stockholders for this transaction. This transaction is the result of a broad review of strategic alternatives by the Company’s Board of Directors over the past year. The Board of Directors has determined that it is advisable and in the best interests of the Company and the Company’s stockholders to approve this transaction.

Potential Dissolution

In the event that the Company’s stockholders approve the transaction and the transaction closes, the Company would be left with minimal operations. The Board of Directors has additionally determined that it is in the best interests of the Company and its stockholders to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution, which would authorize the Company to liquidate and dissolve in accordance with its terms. However, such decision would be subject to the Company’s ability to abandon or delay the Plan of Liquidation and Dissolution in the event that the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders.

Views and Recommendations of the Board of Directors

If both of these proposals are approved, stockholders would receive one or more liquidating cash distributions, which combined are expected to represent a premium over our recent stock price.

Stockholder approval of the Plan of Liquidation and Dissolution will allow the Company to save significant on-going expenses by being able to promptly wind-down its business affairs and distribute the sales proceeds, the saved expenses and any remaining cash on the balance sheet to our stockholders as soon as reasonably practicable.

If both of these proposals are not approved at the stockholders’ meeting on May 23, 2024, we believe that there is substantial risk to the value of the Company’s shares.

Accordingly, the Board of Directors unanimously and strongly recommends that stockholders vote FOR both proposals. The transaction remains on track for completion by June 30, 2024, subject to satisfaction or waiver of customary closing conditions.

If stockholders approve the sale of Activ but do not approve the Plan of Liquidation and Dissolution, it will be more difficult for the Company to expeditiously distribute the maximal amount of cash from that sale to our stockholders, since the Company will need to retain cash to continue to fund the considerable on-going expenses it has as a public company and to operate its remaining ocular healthcare business while the Board of Directors considers strategic alternatives.

The Company’s common stock is listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GHSI”. However, if the sale of Activ is approved but the Plan of Liquidation and Dissolution of the Company is not approved, we believe that maintaining our listing on Nasdaq will be difficult and uncertain.

Shares that are not voted are the same as a “NO” vote for each proposal, so every vote matters, regardless of how many shares a stockholder may own.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the quarterly period ended March 31, 2024 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which has been filed with the SEC and is available at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Additional Information and Where to Find it

In connection with the proposed sale of Activ and the Plan of Liquidation and Dissolution, the Company filed with the SEC a Definitive Proxy Statement and other relevant documents, including a form of proxy card, on April 8, 2024, which were mailed to the Company’s stockholders of record on April 5, 2024. Stockholders are urged to read the Definitive Proxy Statement and any other documents filed with the SEC in connection with the proposed sale of Activ and the Plan of Liquidation and Dissolution, or incorporated by reference in the Definitive Proxy Statement because they contain important information about such proposals. The Company’s filings with the SEC may be obtained without charge at www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company’s definitive proxy statement.

Forward-Looking Statements

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the approval by the stockholders of the sale of Activ to Doctor’s Best Inc. and the Plan of Liquidation and Dissolution of the Company, the successful completion of the sale of Activ to Doctor’s Best Inc., the successful completion of the Company’s Plan of Liquidation and Dissolution if approved by the Company’s stockholders, the use of the proceeds received from the sale, the Company’s ability to continue to fund its operations, including its ocular healthcare business, subsequent to the sale, any replacement and integration of new management team members, the implementation of new financial, management, accounting and business software systems, supply chain disruptions, key retail and e-commerce disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208